AEGIS CAPITAL CORP.

May 26, 2008

This letter agreement (this “Agreement”) confirms the engagement of AEGIS CAPITAL CORP Inc. (“ACC”) and TIANJIN SHENGKAI INDUSTRIAL TECHNOLOGY DEVELOPMENT CO., LTD. (“SHENGKAI” or the “Company”) as non-exclusive placement agent and financial advisor to arrange the sale of equity or equity-linked securities including convertible preferred, convertible debt and debt with warrants (“Equity” or the “Securities”) on behalf of the Company as noted below.

a.  Pipe Financing. ACC will use its best efforts to provide up to $20,000,000 USD in financing to SHENGKAI. This financing will be accomplished under the terms and conditions that are mutually agreeable to SHENGKAI, ACC and its investors.

Retention. Subject to the terms and conditions of this Agreement, SHENGKAI hereby engages ACC to act on behalf of the Company as its non-exclusive placement agent and financial advisor during the Authorization Period (as defined below), to arrange for the sale of Securities in an amount and on terms and conditions satisfactory to the Company, and ACC hereby accepts such engagement.

Authorization Period. ACC’s engagement shall become effective upon the signing of this agreement and shall remain effective for a period of ninety (90) calendar days. The Company may, upon thirty (30) days notice, terminate this agreement.

Compensation. SHENGKAI shall pay ACC the compensation set forth below:

a. Cash Fee for Equity. SHENGKAI shall pay ACC a cash placement fee equal to one 1% per cent on any gross proceeds received by the Company in connection with the sale of Securities or a Financing. In addition SHENGKAI will pay Aegis Asia Capital Corp. a non-accountable allowance of 6% of the gross proceeds raised in the financing.. The cash placement fee shall be paid by wire transfer on the closing date on which the Company receives such aggregate consideration.

4. Representations, Warranties and Covenants of SHENGKAI. SHENGKAI represents and warrants to, and covenants with, ACC as follows:

a.  Neither the Company nor any person acting on its behalf has taken, and SHENGKAI shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

b.  SHENGKAI shall take and shall cause its affiliates to take such actions as may be required to cause compliance with this Agreement. ACC acknowledges that it may cause its affiliates to perform any of its obligations hereunder; provided, however, that SHENGKAI’s intention to do so (or any action by SHENGKAI or ACC in respect thereof) shall not relieve SHENGKAI from its obligation to perform such obligations when due.

c. The Company will furnish, or cause to be furnished, to ACC such information as ACC believes appropriate to its engagement hereunder (all such information, the "Information"), and the Company represents that all such Information will be accurate and complete in all material respects. The Company will promptly notify ACC of any change that may be material in such Information. It is understood that ACC will be entitled to rely on and use the Information and other information that is publicly available without independent verification, and will not be responsible in any respect for the accuracy, completeness or reasonableness of all such Information or to conduct any independent verification or any appraisal or physical inspection of properties or assets.

810 Seventh Ave., 11th Floor, New York, NY 10019 (212) 813-100/Fax (212) 813-1047
Member NASD/PCX/SIPC

AEGIS CAPITAL CORP.

5.  Representations, Warranties and Covenants of ACC. ACC represents and warrants to, and covenants with, SHENGKAI as follows:

a. None of ACC, its affiliates or any person acting on behalf of ACC or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

b.  ACC will use its best efforts to conduct the offering and sale of Securities so that Securities are sold in a transaction or series of transactions exempt from registration under the Securities Act.

c.  ACC will send Materials related to the Financings only to persons that the ACC reasonably believes are “accredited investors” (as defined under Rule 501(a) of the Securities Act).

6. Indemnification.  The Company agrees to the indemnification and other agreements set forth in the attached Indemnification Agreement, the provisions of which are incorporated herein by reference.

7. Survival of Certain Provisions. The expense, indemnification, reimbursement and contribution obligations of SHENGKAI provided herein and in the attached Indemnification Agreement and ACC’s rights to compensation (which term includes all fees, amounts and Warrants due or which may become due) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction described herein or (ii) any termination or the completion or expiration of this Agreement.

8. Notices. Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by recognized overnight courier (a) if to the Company, to Mr. Chen Wang Tianjin ShengKai Industrial Technology Development Co., Ltd No. 27, Wanggang Rd.,
Jinnan (Shuanggang) Dev. Area, Tianjin, P. R. China with a copy to Marc J. Ross, Esq. of Sichenzia Ross Friedman Ference LLP at 61 Broadway 32nd Floor, New York, NY 10006 and (b) if to ACC, to its office at 810 Seventh Avenue, 11th floor, New York, NY 10019 Attention Robert Eide.

10. Confidentiality. No financial advice rendered by ACC pursuant to this Agreement may be disclosed publicly in any manner without ACC’s prior written consent, except as may be required by law, regulation or court order but subject to the limitation below. If the Company is required or reasonably expects to be so required to disclose any advice, SHENGKAI shall provide ACC with prompt notice thereof so that ACC may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy. Whether or not such a protective order or other remedy is obtained, SHENGKAI will and will cause its affiliates to disclose only that portion of such advice, which the Company is so required to disclose.

11.  Miscellaneous. This Agreement (including the attached Indemnification Agreement) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association. Any arbitration will be conducted in the New York City metropolitan area. SHENGKAI (for the Company, for anyone claiming through or in the name of the Company and on behalf of the equity holders of the Company) and ACC each hereby irrevocably waives any right it may have to trial by jury in respect of any claim arising out of this Agreement or the transactions contemplated hereby.

810 Seventh Ave., 11th Floor, New York, NY 10019 (212) 813-100/Fax (212) 813-1047
Member NASD/PCX/SIPC

AEGIS CAPITAL CORP.

Either party may assign this Agreement with the prior written consent of the other party.

If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to ACC the enclosed duplicate copy of this Agreement.

Very truly yours,

AEGIS CAPITAL CORP, AEGIS ASIA CAPITAL CORP.

By:	/s/ Robert J. Eide
Name: Robert J. Eide
Title: CEO – Aegis Capital Corp.

ACCEPTED AND AGREED TO
This 26th day of May 2008

TIANJIN SHENGKAI INDUSTRIAL TECHNOLOGY DEVELOPMENT CO., LTD.
By:	/s/ Chen Wang
Name: Chen Wang
Title: Chairman & CEO

810 Seventh Ave., 11th Floor, New York, NY 10019 (212) 813-100/Fax (212) 813-1047
Member NASD/PCX/SIPC